EXHIBIT 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Commerce Union Bancshares, Inc., a Tennessee corporation (the “Company”), on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission (the “Report”), each of William Ronald DeBerry, Chief Executive Officer of the Company, and J. Daniel Dellinger, Chief Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William Ronald DeBerry
William Ronald DeBerry
Chief Executive Officer
(Principal Executive Officer)
Date: March 14, 2017

/s/ J. Daniel Dellinger
J. Daniel Dellinger
Chief Financial Officer
(Principal Financial Officer and Accounting Officer)
Date: March 14, 2017

A signed original of this written statement required by Section 906 has been provided to Commerce Union Bancshares, Inc. and will be retained by Commerce Union Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.